Exhibit 10.1

UNITED STATES DISTRICT COURT
DISTRICT OF ARIZONA

JENNIFER BURRITT, INDIVIDUALLY	)	No. CV-09-00406-PHX-FJM
AND ON BEHALF OF ALL OTHERS	)	(Consolidated)
SIMILARLY SITUATED,	)	CLASS ACTION
)
Plaintiff,	)
)
vs.	)
)
NUTRACEA, BRADLEY	)
D. EDSON, TODD C. CROW,	)
AND DAVID BENSOL,	)
Defendants.	)

STIPULATION AND AGREEMENT OF SETTLEMENT

This stipulation and agreement of settlement dated May 17, 2010 (the “Settlement Stipulation”) is submitted pursuant to Rule 23 of the Federal Rules of Civil Procedure.  Subject to the approval of the District Court and Bankruptcy Court, this Settlement Stipulation is entered into by Lead Plaintiff Harvey Pensack (“Lead Plaintiff”) and additional named plaintiffs Jennifer Burritt and Jose Medrano (“Named Plaintiffs”), on behalf of themselves and the Class (defined herein), and by NutraCea, Inc. (“NutraCea” or the “Company”), Bradley D. Edson, Todd C. Crow, and David Bensol (collectively, “Defendants”), all parties to this litigation (the “Parties”), by and through their respective counsel.

This Settlement Stipulation is intended by the Parties to fully and finally compromise, resolve, discharge and settle the Released Claims, as defined herein, subject to the terms and conditions set forth below and final approval of the District Court and the Bankruptcy Court.

WHEREAS:

A.            Beginning on February 27, 2009, a Class Action Complaint against NutraCea, Bradley Edson, Todd Crow and David Bensol, alleging violations of federal securities laws, Burritt v. NutraCea, Inc., et al., CV-09-00406-PHX-FJM was filed in the United States District Court for the District of Arizona (the “Litigation”).  On April 27, 2009, Harvey Pensack filed a Class Action Complaint on behalf of all purchasers of NutraCea common stock from April 2, 2007 through February 23, 2009, extending the length of the Class Period.

B.             By Order dated May 29, 2009, the Court appointed: (i) Harvey Pensack as Lead Plaintiff; (ii) The Rosen Law Firm P.A. as Lead Counsel; and (iii) Tiffany & Bosco, P.A. as Liaison Counsel.

C.             Lead Plaintiff, Jennifer Burritt and Jose Medrano (Burritt and Medrano hereinafter “Named Plaintiffs”) filed a Consolidated Class Action Complaint on July 1, 2009, alleging:  (Count 1) violations of section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder against Defendants NutraCea, Edson, Crow, and David Bensol; (Count 2) violations of section 20(a) of the Securities Exchange Act of 1934 against Defendants Edson, Crow and Bensol; (Count 3) violations of section 44-1991(A)(3) & 44-2003(A) of the Arizona Revised Statutes against all Defendants; and (Count 4) violations of section 44-1999(B) of the Arizona Revised Statutes against Edson, Crow and Bensol.   Plaintiffs subsequently voluntarily dismissed Mr. Bensol from the Litigation.  On September 25, 2009, after discovering new facts in support of their claims, Plaintiffs filed a Second Amended Class Action Complaint for Violation of federal and Arizona Securities Laws (the “Complaint”) asserting the same causes of action.

D.             Lead Counsel, on behalf of Plaintiffs, has investigated the allegations of wrongdoing asserted and the alleged damages suffered by the Class.  Lead Counsel has analyzed the facts and the applicable law with respect to the claims against the Defendants and the potential defenses thereto, which in Lead Plaintiff’s judgment has provided an adequate and satisfactory basis for the Settlement described herein.

E.             On November 10. 2009 NutraCea filed for a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. § 101 et. seq.  The bankruptcy case, entitled In re NutraCea, a California Corporation, Case No. 2:09-bk-28817-CGC (the “Bankruptcy Case”) is currently pending before the United States Bankruptcy Court, District of Arizona – Phoenix Division (the “Bankruptcy Court”).

F.             On or about November 18, 2009, NutraCea filed a complaint in the Bankruptcy Court , entitled NutraCea v. Harvey Pensack and Jennifer Burritt, Adv. No. 2:09-ap-01525 (the “Injunction Action”), seeking, among other things, an injunction against the continued prosecution of the Litigation pending confirmation of a plan of reorganization.  No answer has yet been filed, but the Bankruptcy Court has denied two applications for issuance of a temporary restraining order and preliminary injunction.

G.             On February 24, 2010, the Court granted in part and denied in part Crow’s Motion to Dismiss, dismissing Plaintiffs’ Section 10(b) and Rule 10b-5 claim against Crow, and denied Edson’s Motion to Dismiss.

H.             On March 31, 2010 Plaintiffs filed an adversary proceeding against NutraCea in the  Bankruptcy Court, entitled Harvey Pensack v. NutraCea, Case No. 2-10-bk-00508-CGC (the “Adversary Proceeding”).  The complaint in the Adversary Proceeding alleges the same claims as the Complaint.  The summons and complaint in the Adversary Proceeding have not been served.

Settlement Negotiations

I.               The Parties, and the Defendants’ directors and officers liability insurer, Carolina Casualty Insurance Company, engaged in an extensive mediation process using a nationally recognized mediator, Hon. Eugene Lynch, (Retired.), and they have conducted discussions and arm’s length negotiations with each other with respect to a compromise and settlement of the Litigation.

Defendants’ Denials of Wrongdoing and Liability

J.              Defendants have denied, and continue to deny, each and every claim and contention alleged by Lead Plaintiff in the Litigation.  Defendants have expressly denied, and continue to deny, all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation.  Defendants believe that Lead Plaintiff’s allegations of fraud have no merit and that a class could not be certified under Rule 23.  Defendants also have denied, and continue to deny, inter alia, the allegations that Lead Plaintiff or the Class have suffered damage, that the price of NutraCea common stock was artificially inflated by reasons of alleged misrepresentations, non-disclosures or otherwise, or that Lead Plaintiffs or the Class were harmed by the conduct alleged in the Litigation.

K.             Nonetheless, Defendants have concluded that further conduct of the Litigation would be protracted and expensive, and that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Litigation.  Defendants therefore have determined that it is desirable and beneficial to them that the Litigation be settled in the manner and upon the terms and conditions set forth in this Stipulation without in any way acknowledging any wrongdoing, fault, liability or damage to Lead Plaintiff or the Class.

Benefits of the Settlement to the Class

L.             Lead Plaintiff and Lead Counsel believe that the Settlement provides an excellent monetary recovery for the Class (as defined below) based on the claims asserted, the evidence developed and the damages that might be proven by the Class in the Litigation.

M.            Lead Counsel, on behalf of Lead Plaintiff, further recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Litigation through trial and appeal.  Lead Counsel also has considered the uncertain outcome and the risk of any litigation, including the risk that plaintiffs might recover nothing, especially in a complex action such as this one, as well as the difficulties and delays inherent in any such litigation.  Lead Counsel is also mindful of the inherent problems of proof and possible defenses to the Litigation, including being certified as a class action, and to the federal securities law violations asserted against Defendants and therefore believe that it is desirable that the Released Claims (as defined below) be fully and finally compromised, settled and resolved as set forth herein.  Lead Counsel has also considered that there are several potential coverage defenses and exclusions that may be applicable to this Litigation, which could materially affect the potential collectability of any judgment entered in this Litigation.  Based upon their evaluation, Lead Counsel, on behalf of Lead Plaintiffs, has determined that the Settlement set forth in this Settlement Stipulation is fair, reasonable and adequate and in the best interests of Lead Plaintiffs and the Class.

NOW THEREFORE, without any admission or concession on the part of Lead Plaintiffs or Lead Counsel of any lack of merit of the Litigation, and without any admission or concession of any liability or wrongdoing or lack of merit in the defenses whatsoever by Defendants, it is hereby STIPULATED AND AGREED, by and among the Parties to this Settlement Stipulation, through their respective attorneys, subject to approval of the District Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and other conditions set forth herein, and subject to approval of the Bankruptcy Court pursuant to Rule 9019, Federal Rules of Bankruptcy Procedure, and in consideration of the benefits flowing to the Parties hereto from the Settlement, that the Litigation and all Released Claims (as defined below) as against the Released Parties (as defined below) shall be finally and fully compromised, settled, released and dismissed, on the merits and with prejudice, in the manner and upon and subject to the terms and conditions set forth herein.

Certain Definitions

1.             The following capitalized terms used in this Settlement Stipulation shall have the meanings specified below:

(a)           “Authorized Claimant” means any Class Member (as defined below) whose claim for recovery has been allowed pursuant to the terms of this Settlement Stipulation.

(b)           “Claim” means the submission to be made by Class Members, on the Proof of Claim form attached hereto as Exhibit A-2, or as may be required by the District Court.

(c)           “Claims Administrator” means Strategic Claims Services, the firm which Lead Counsel requests be appointed by the District Court to administer the Settlement and disseminate notice to the Class.

(d)           “Class” means the class that is certified by the District Court for purposes of settlement of the Litigation.  Included in such Class are all persons who purchased the  common stock of NutraCea during the period from April 2, 2007 through February 23, 2009, inclusive.  Excluded from the Class are the Defendants, any members of Defendants’ immediate families, any entity in which any Defendant has a controlling interest, directors and officers of NutraCea, and the affiliates, legal representatives, heirs, predecessors, successors and assigns of any such excluded party.

(e)           “Class Members” means Persons (defined below) who are members of the Class who do not timely and properly exclude themselves therefrom.

(f)            “Defendants” are NutraCea, Inc., Bradley D. Edson,  Todd C. Crow and David Bensol.  “NutraCea” includes, without limitation, the Company, its bankruptcy estate and any successor in interest or reorganized entity.

(g)           “Defendants’ Counsel” means the law firms of: (i) Sidley Austin LLP, 555 California Street, San Francisco, CA 94104, Tel. 415-772-1200, counsel for the Company and Mr. Bensol; (ii) Fennemore Craig, P.C., 3003 North Central Avenue Suite 2600 Phoenix, AZ 85012-2913, Tel. (602) 916-5000, counsel for Edson; and (iii) Foley & Lardner LLP, 555 South Flower Street Suite 3500 Los Angeles, CA 90071-2411, Tel. 213-972-4500, counsel for Crow.

(h)           “District Court” means the United States District Court for the District of Arizona.

(i)            “Effective Date” means the first day following the date on which the Settlement contemplated by this Settlement Stipulation shall become effective as set forth in 30 below.

(j)            “Escrow Account” means the interest-bearing account established pursuant to 6-7 herein.

(k)           “Escrow Agent” shall mean Laurence Rosen, Esquire, of the Rosen Law Firm, P.A., Lead Counsel of the Class.  The Escrow Agent shall perform the duties set forth in this Settlement Stipulation.

(l)            “Final Approval” means the date that the time for appeal and review of the Order and Final Judgment (defined below) by the District Court in the Litigation approving (i) the Settlement and (ii) the release of the Released Claims as to the Released Parties as fair, adequate and reasonable, and dismissing the claims of the Lead Plaintiffs and the Class against the Defendants, with prejudice; or, if any appeal is filed and not dismissed, after the Order and Final Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by certiorari or otherwise, and the time for any petition for reargument, appeal or review, by certiorari or otherwise, has expired; or, in the event that the District Court enters an order and final judgment in a form other than that provided above (“Alternative Judgment”) and none of the parties hereto elect to terminate this Settlement, the date that such Alternative Judgment becomes final and no longer subject to appeal or review by certiorari or otherwise, and the time for any petition for reargument, appeal or review, by certiorari or otherwise, has expired.

(m)           “Lead Counsel” means The Rosen Law Firm, P.A., selected by Lead Plaintiff Harvey Pensack and appointed by the District Court to represent the interests of Lead Plaintiff and the Class.

(n)           “Lead Plaintiff” means Harvey Pensack, appointed by the Court order as Lead Plaintiff for the Litigation.

(o)           “Carolina” means Defendants’ directors and officers liability insurer, Carolina Casualty Insurance Company.

(p)           “Net Settlement Fund” shall have the meaning set forth in 5 herein.

(q)           “Order and Final Judgment” means the order(s) and final judgment(s) to be entered in the Litigation pursuant to 27 of this Settlement Stipulation and substantially in the form of Exhibit B hereto.

(r)            “Person” and “Persons” means any individual, corporation, partnership, association, affiliate, joint stock company, estate, trust, unincorporated association, entity, government and any political subdivision thereof, or any other type of business or legal entity, any legal representative, and their spouses, heirs, predecessors, successors, representatives, agents, or assignees.

(s)           “Plan of Allocation” means the plan for allocating the Net Settlement Fund (as set forth in the Notice of Pendency and Proposed Settlement of Class Action) to Authorized Claimants after payment of expenses of notice and administration of the Settlement, Taxes and Tax Expenses and such attorneys’ fees, costs and expenses as may be awarded by the District Court.  Any Plan of Allocation is not part of the Stipulation and the Defendants and Released Persons shall have no liability with respect thereto.

(t)            "Policy" means the insurance policy No. 1849088 issued by Carolina to the Company and its officers and directors.

(u)           “Preliminary Order” means the Proposed Order Preliminarily Approving Settlement and Providing for Notice that Lead Counsel and Defendants will seek from the District Court, substantially in the form attached as Exhibit A and as described in ¶ 26 below.

(v)           “Publication Notice” means the summary notice of pendency and proposed settlement for publication substantially in the form attached as Exhibit A-3.

(w)          “Released Claims” means any and all claims, debts, demands, rights, liabilities and causes of action, known or Unknown (as defined in 1(ff) , asserted in the Litigation and/or the Adversary Proceeding by Lead Plaintiffs or any Class Member against any of the Released Parties or that might have been asserted by Lead Plaintiffs or any Class Member against any of the Released Parties in any forum, arising out of, based upon or related to their purchase of NutraCea stock during the Class Period or the allegations, transactions, facts, matters, events, acts, representations or omissions asserted, set forth, or referred to in the Complaint or the settlement or resolution of the Litigation (including but not limited to any claims for attorneys’ fees by Lead Plaintiff or any Class Member), or the Injunction Action.

(x)            “Released Parties” means Defendants and members of their immediate families, and any of their current, former, or future parents, subsidiaries, affiliates, partners, joint venturers, officers, directors, principals, shareholders, members, employees, attorneys, accountants, advisors, insurers (including but not limited to Carolina), reinsurers, agents (acting in their capacity as agents), associates, and any other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants or their current, former, and future legal representatives, heirs, successors in interest or assigns.

(y)           “Settlement” means the settlement as set forth in this Settlement Stipulation.

(z)           “Settlement Amount” means $1.5 million, and in addition, fifty percent (50%) of any funds remaining in the Policy after payment of all Loss from all Claims, Securities Claims, and notices of potential Claims submitted under the Policy (as those terms are defined under the Policy), except that if the amount remaining of the Policy limit after all such payments is less than $150,000, Carolina shall have no obligation to pay the remainder into the Settlement Fund. The Settlement Amount shall be paid entirely by Carolina.

(aa)         “Settlement Fund” means the payment made pursuant to 4 herein.

(bb)         “Settlement Hearing” means the final hearing to be held by the Court to determine: (1) whether the proposed Settlement should be approved as fair, reasonable and adequate; (2) whether all Released Claims should be dismissed with prejudice; (3) whether an order approving the Settlement should be entered thereon; and (4) whether the allocation of the Settlement Fund should be approved.

(cc)         “Settlement Notice” means the Notice of Pendency and Settlement of Class Action which is to be sent to Class Members substantially in the form attached hereto as Exhibit A-1.

(dd)         “Taxes” means any taxes due and payable with respect to the income earned by the Settlement Fund, including any interest or penalties thereon.

(ee)         “Tax Expenses” means any expenses and costs incurred in connection with the payment of Taxes (including, without limitation, expenses of tax attorneys and/or accountants and expenses relating to the filing or failure to file all necessary or advisable tax returns).

(ff)          “Unknown Claims” means any and all Released Claims that Lead Plaintiffs or any Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties.  With respect to any and all Released Claims, the parties stipulate and agree that upon the Effective Date, Lead Plaintiffs shall expressly, and each Class Member shall be deemed to have, and by operation of the Order and Final Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Lead Plaintiffs and Defendants acknowledge, and Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Claims was separately bargained for and was a key element of the Settlement.

SCOPE AND EFFECT OF SETTLEMENT

2.             The obligations incurred pursuant to this Settlement Stipulation shall be in full and final disposition of the Litigation as against Defendants and any and all Released Claims as against all Released Parties.

3.             (a)           Upon the Effective Date of this Settlement, Lead Plaintiff, Named Plaintiffs and each of the Class Members (including but not limited to any Class Member who is a party to any other action, arbitration or other proceeding who is asserting claims related to the Released Claims against any of the Defendants or any of the Released Parties that are pending on the day of Final Approval) on behalf of themselves, their heirs, joint tenants, tenants in common, beneficiaries, executors and administrators, successors, attorneys, insurers and assigns, and any person they represent, shall release and shall be deemed to have released, dismissed and forever discharged the Released Claims against each and all of the Released Parties, with prejudice and on the merits, without costs to any party.  Further, Lead Plaintiff and all Class Members, on behalf of themselves, their current and former heirs, executors, administrators, successors, attorneys, insurers and assigns, expressly covenant not to assert any claim or action against any of the Defendants, Carolina, or any of their agents, insurers, or their re-insurers, derivatively on behalf of NutraCea that (i) arises out of or relates to any of the allegations, transactions, facts, matters, events, acts, representations or omissions asserted, set forth, or referred to in the Complaint or otherwise alleged, asserted or contended in the Litigation or (ii) that could have been alleged, asserted or contended in any forum by the Class or any of the Class Members against any of the Released Parties which arises out of, relates to, or is based upon the allegations, transactions, facts, matters, events, acts, representations or omissions asserted, set forth, or referred to in the Complaint, and shall forever be enjoined from commencing, instituting or prosecuting any such claim.  The foregoing is not a release by NutraCea, its bankruptcy estate or any successor in interest or reorganized entity of any claims or action it may have against Released Parties.

(b)           Lead Plaintiff and all Class Members, whether or not any such person submits a Proof of Claim, or otherwise shares in the Settlement Fund, on behalf of themselves and each of their predecessors, successors, assigns, personal representatives, heirs and any other person who purports to claim through them, will be deemed by this Settlement to release and forever discharge the Released Parties from any and all of the Released Claims.  As of the Effective Date, Lead Plaintiff and all Class Members and anyone claiming through or on behalf of any of them, are forever barred and enjoined from commencing, instituting, prosecuting or continuing to prosecute any action or other proceeding in any court of law or equity, arbitration tribunal, administrative forum, or other forum of any kind, asserting against any of the Released Parties, and each of them, any of the Released Claims.  Without limiting the foregoing, this includes the filing of a proof of claim in the Bankruptcy Case on the assertion of any right to payment from NutraCea or its bankruptcy estate.

(c)           Defendants, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them, will be deemed by this Settlement to release and forever discharge Lead Plaintiff, Named Plaintiffs and all Plaintiffs’ counsel in the Litigation from any and all claims, known or unknown, arising out of or relating to their filing, prosecution or settlement of the Litigation, except for claims to enforce the Settlement.  As of the Effective Date, Defendants are forever barred and enjoined from commencing, instituting, prosecuting or continuing to prosecute any action or other proceeding in any court of law or equity, arbitration tribunal, administrative forum, or other forum of any kind, asserting against any such known or unknown Claims against Lead Plaintiff, Named Plaintiffs, Class Members or any Plaintiffs’ Counsel.

(d)            In accordance with Section 21D-4(f)(7)(A) of the Private Securities Litigation Reform Act of 1995, 15 U.S.C. see 78U-4(f)(7)(A), the Released Parties are discharged or released from all claims for contribution that have been or may be brought by or on behalf of any Persons relating to the Settlement of the Released Claims.  As of the Effective Date, any and all Parties are forever barred and enjoined from commencing, instituting, prosecuting or continuing to prosecute any action or proceeding asserting such claim for contribution and the Released Persons are forever barred and enjoined from commencing, instituting, prosecuting or continuing to prosecute any action or proceeding asserting such claim for contribution.

4.              Upon the Effective Date, the parties to the Injunction Action will file a stipulation of dismissal of that action with prejudice, with all parties to bear their own costs and expenses for that Action.

THE SETTLEMENT CONSIDERATION

5.              In full and complete settlement of the Released Claims, Defendants have agreed to the Settlement Amount.  Defendants shall cause Carolina to pay $1.5 million on or before thirty (30) calendar days following the date of the entry of the Preliminary Order, into the Escrow Account established for the Settlement Fund by Lead Counsel for the benefit of the Class Members.  Within 30 days following the resolution and discharge of all of Carolina’s obligations to pay all Loss under the Policy from all Claims, Securities Claims, and notices of potential Claims submitted under the Policy, as those terms are defined in the Policy, Carolina shall pay fifty percent of the amount then remaining of the Policy limit, if any, into the Escrow Account; provided however Carolina shall not be obligated to pay fifty percent of the remainder of the Policy limit if the amount then remaining of the Policy limit is less than $150,000.  When Carolina has discharged its obligation to pay all Loss in connection with all Claims, Securities Claims, and notices of potential Claims submitted under the Policy, Carolina shall deliver a Loss Run indicating the Loss paid from the Policy.  Carolina and Lead Plaintiff shall enter into a supplemental agreement more fully describing the rights and obligations governing payment of the remainder of the Policy to the Settlement Fund.  In addition, NutraCea agrees, as consideration for the Settlement, to pay for the mailing of Notice of the Settlement, which may be included with another mailing in connection with the Bankruptcy Case, and to do so by _________, the date(s) prescribed by the Court.

6.              The Settlement Fund, net of any Taxes and Tax Expenses, shall be used to pay 1) the notice and administration costs referred to in 6 hereof, 2) the attorneys’ fee and expense award referred to in 12-15 hereof, and 3) the remaining administration expenses referred to in 9, 17 hereof.  The balance of the Settlement Fund after the above payments shall be the “Net Settlement Fund,” which shall be distributed to the Authorized Claimants as provided in 16-25 hereof.  All costs and expenses incurred by or on behalf of the Lead Plaintiffs and the Class associated with the Settlement and approved by the Court shall be paid from the Settlement Fund and in no event shall any of the Released Parties, except as NutraCea described by paragraph 4 above, bear any further or additional responsibility for any such costs or expenses beyond payment of the Settlement Amount.

7.              Within fifteen (15) business days after counsel for Carolina receives a copy of the Preliminary Order as entered by the District Court, the Escrow Agent shall be permitted to pay up to $50,000 of the Settlement Fund to the Claims Administrator for reasonable out-of-pocket costs in connection with providing notice of the Settlement to the Class (“Notice”) and for other reasonable out-of-pocket administrative expenses (the “Notice and Administration Fund”) without further Court order.

8.             Upon written agreement of the parties, or order of the District Court, additional amounts may be transferred from the Settlement Fund to the Notice and Administration Fund.  The Escrow Agent shall not disburse funds from the Notice and Administration Fund except as provided in this Settlement Stipulation, or by an order of the District Court, or with the written agreement of counsel for all parties.  All funds held by the Escrow Agent shall be deemed to be in the custody of the District Court and such funds shall remain subject to the jurisdiction of the District Court until such time as the funds shall be distributed or returned to Defendants or Carolina pursuant to this Stipulation and/or further order of the District Court.  The Escrow Agent shall hold the funds in an interest-bearing bank account insured by the FDIC and/or United States Agency or Treasury securities or obligations.  Neither Defendants nor Carolina shall be liable for the loss of any portion of the Settlement Fund.

9.              Upon the payment of the Settlement Fund or any portion thereof, the parties agree to treat the Settlement Fund as a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1 and the Claims Administrator shall be responsible for timely making such elections as are necessary or advisable to carry out the provisions of this paragraph, including but not limited to the relation-back election (as defined in Treasury Reg. § 1.468B-1) to the earliest permitted date.  Such elections shall comply with the procedures and requirements contained in such Regulations.  Additionally, it shall be the responsibility of the Claims Administrator to prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing(s) to occur.  The Claims Administrator and Lead Counsel, as required, shall do all things that are necessary or advisable to carry out the provisions of this paragraph and Defendants shall reasonably cooperate with the Claims Administrator and Lead Counsel to carry out the provisions of this paragraph.

10.           All Taxes (including any interest or penalties) arising with respect to the income earned by the Settlement Fund after the Settlement Amount is paid into a segregated account, including any Taxes or Tax detriments that may be imposed upon Defendants with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a “qualified settlement fund” (limited by the amount of simple interest earned on the Settlement Fund at the LIBOR  and not any higher interest rate that Defendants may earn on the Settlement Fund) for Federal or state income tax purposes and all Tax Expenses shall be considered to be a cost of administration of the Settlement and shall be paid out of the Settlement Fund.  The Released Parties shall not have any liability or responsibility for any such Taxes or Tax Expenses.  The Settlement Fund shall indemnify and hold each of the Released Parties harmless for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification) as well as any liability or obligation whatsoever relating to the administration of the Settlement Fund, the distribution of the Net Settlement Fund, the Plan of Allocation, the determination, administration, or calculations of Claims, or any losses incurred in connection therewith.  Lead Counsel, or their agents, shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund and the distributions and payments therefrom, including, without limitation, the tax returns described in Treas. Reg. § 1.468B-2(k), and to the extent applicable, Treas. Reg. § 1.468B-2(l).  Such returns shall be consistent with the terms hereof and in all events shall reflect that all such Taxes, including any interest or penalties, on the income earned by the Settlement Fund shall be paid out of the Settlement Fund, subject to the limitations set forth in this paragraph.  Lead Counsel, or their agents, shall also timely pay Taxes and Tax Expenses, subject to the limitations set forth in this paragraph, out of the Settlement Fund, and are authorized to withdraw, without prior order of the District Court, from the Settlement Fund amounts necessary to pay Taxes and Tax Expenses.  The parties hereto agree to cooperate with the Claims Administrator, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Stipulation.  The Released Parties shall have no responsibility or liability for the acts or omissions of Lead Counsel or their agents, as described herein.

11.           This is not a claims-made settlement.  As of the Effective Date, Defendants shall have no right to the return of the Settlement Fund or any portion thereof irrespective of the number of Claims filed, the collective amount of losses of Authorized Claimants, the percentage of recovery of losses, or the amounts to be paid to Authorized Claimants from the Settlement Fund.  Any undistributed money from the Settlement Fund that cannot be distributed cost effectively to a Class Member shall be donated to one or more non-sectarian, not-for-profit 501(c)(3) organization(s) designated by Carolina.

12.           The finality of the Settlement shall not be conditioned on any ruling by the District Court concerning the Plan of Allocation or the award of attorneys’ fees and expenses.  Any order or proceeding relating to a request for approval of the Plan of Allocation, or the award of attorneys’ fees and expenses or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate the Settlement or affect or delay the Effective Date or the effectiveness or finality of the Order and Final Judgment and the release of the Released Claims.  There shall be no distribution of any of the Settlement Fund to any Class Member until the Plan of Allocation is finally approved and such order of approval is affirmed on appeal and/or is no longer subject to review by appeal or certiorari, and the time for any petition for rehearing, appeal, or review, by certiorari or otherwise, has expired.

ATTORNEYS’ FEES AND EXPENSES

13.           Lead Counsel will apply to the District Court for an award from the Settlement Fund of attorneys’ fees plus reimbursement of actual expenses.  Such amounts as are awarded by the District Court shall be payable from the Settlement Fund to Lead Counsel pursuant to 15,17.  Lead Counsel shall allocate the attorneys’ fees and expense awards amongst Plaintiffs’ counsel in a manner in which Lead Counsel in good faith believes reflects the contributions of each such counsel to the prosecution and settlement of the action.

14.           The Released Parties shall have no responsibility or liability for, and shall take no position with respect to, Lead Counsel’s application for an award of attorneys fees or expenses, or application for an award to Lead Plaintiff, or the allocation of any award of fees and expenses that the District Court may make in this action to Lead Counsel or Lead Plaintiff.  In addition, Defendants shall take no position as to the proposed Plan of Allocation for the Settlement Fund.

15.           The procedure for and amounts of any award of attorneys’ fees and expenses or award to Lead Plaintiff, and the allowance or disallowance by the District Court thereof, shall not be a condition of the Settlement.  Lead Counsel shall request that their application for an award of attorneys’ fees and expenses and award to Lead Plaintiff be considered by the District Court separately from the District Court’s consideration of the fairness and adequacy of the Settlement.  Any order or proceedings relating to such request, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate the Settlement or affect or delay the Effective Date or the effectiveness or finality of the Order and Final Judgment and the release of the Released Claims.  The finality of the Settlement shall not be conditioned on any ruling by the District Court concerning Lead Counsel’s application for attorneys’ fees and expenses.

16.           Except as otherwise provided in this paragraph, the attorneys’ fees and expenses awarded by the District Court shall be paid to Lead Counsel from the Settlement Fund within five (5) business days of the date the District Court enters an order awarding such fees and expenses.  In the event that the Effective Date does not occur, or the Order and Final Judgment is reversed or modified in any way that affects the award of attorney fees and expenses, or the Settlement Stipulation is terminated for any other reason, then each counsel receiving fees or expenses under this provision shall, within ten (10) business days from receiving notice from Defendants’ Counsel or from a court of appropriate jurisdiction, refund to the Settlement Fund or to Carolina, either the full amount of the fees and expenses previously received by it pursuant to these provisions or an amount consistent with any modification of the Order and Final Judgment with respect to the fee and expense award.  Lead Counsel and any other Plaintiffs’ counsel’s law firm that receives fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to jurisdiction of the District Court for the purpose of enforcing the provisions of this paragraph, and each shall be jointly and severally liable for repayment of all attorneys’ fees and expenses awarded by the District Court.  Furthermore, without limitation, Lead Counsel and any other Plaintiffs’ Counsel’s law firm that receives fees and expenses, and each such firm's partners and/or shareholders, agree that the District Court may, upon application of the Defendants, summarily issue orders, including, without limitation, judgments and attachment orders and may make appropriate findings of or sanctions for contempt against that firm or any of its partners and/or shareholders should such law firm fail timely to repay fees and expenses pursuant to this paragraph.

DISTRIBUTION TO AUTHORIZED CLAIMANTS
AND ADMINISTRATION OF SETTLEMENT

17.           Lead Counsel or the Claims Administrator, subject to the supervision, direction and approval of the District Court, shall administer and calculate the Claims submitted by Class Members, oversee distribution of the Settlement Fund and perform all claims administration procedures necessary or appropriate in connection therewith.  The Released Parties, except NutraCea as provided in paragraph 4 above with respect to the inclusion of Notice in another bankruptcy mailing, shall have no liability, obligation or responsibility for the Class notice, administration or processing of claims or disbursement of the Net Settlement Fund, including without limitation, determinations as to the validity of any Proof of Claim, the amounts of claims, distributions of the Settlement Fund, or any loss incurred by the Escrow Agent or the Claims Administrator and Defendants shall take no position in regard to such matters.  Defendants shall cooperate in the administration of the Settlement only to the extent reasonably necessary to effectuate its terms as requested by Lead Counsel.

18.           The Settlement Amount and Fund shall be applied as follows:

(a)         To pay all costs and expenses incurred in connection with providing notice to the Class, locating Class Members, soliciting claims, assisting with the filing of claims, administering and distributing the Settlement Fund to the Class Members, processing proofs of claim, processing requests for exclusion and costs;

(b)         To pay Taxes and Tax Expenses owed by the Settlement Fund;

(c)         Subject to the approval and further order(s) of the District Court, for payment of all attorneys’ fees and expense reimbursement as may be awarded by the District Court to Lead Counsel, who may make payment therefrom to other Plaintiff’s counsel as the former deems appropriate based upon the work done by such other Plaintiff’s counsel and such other Plaintiff’ counsel’s relative contribution to the prosecution and settlement of the Actions;

(d)         Subject to the approval and further order(s) of the District Court, and upon the Effective Date, to distribute the Net Settlement Fund (as defined in ¶ 5) to Authorized Claimants as provided herein and in the manner set forth in the notice attached hereto as Exhibit A-1 (which notice shall include a Plan of Allocation of the Net Settlement Fund), or as otherwise ordered by the District Court in order to participate in such distribution of the Net Settlement Fund.

19.           For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an “Authorized Claimant,” the following conditions shall apply:

(a)           Each Class Member seeking to participate in distributions from the Net Settlement Fund shall be required to timely submit to the Claims Administrator a separate signed Proof of Claim (in the form attached hereto as Exhibit A-2), supported by such documents as are designated therein, including proof of all purchases and sales of the NutraCea securities listed during the Class Period, the Claimant’s loss, or such other documents or proof as Lead Counsel, in their discretion, may deem acceptable;

(b)           All Proofs of Claim must be submitted by the date specified in the Settlement Notice unless such period is extended by Order of the District Court.  Any Class Member who fails to submit a Proof of Claim within such period shall be forever barred from receiving any payment pursuant to this Settlement Stipulation (unless, by Order of the District Court, a later submitted Proof of Claim by such Class Member is approved), but in all other respects shall be subject to and bound by the provisions of this Settlement Stipulation and the Settlement including the terms of the Order and Final Judgment to be entered in the Litigation and the releases of the Released Claims provided for herein, and will be barred from bringing any action or proceeding against any of the Released Parties concerning the Released Claims.  Provided that it is received before the motion is made to distribute the Settlement proceeds to the Class, a Proof of Claim shall be deemed to have been submitted when postmarked, if received with a postmark indicated on the envelope and if mailed by first-class mail, postage prepaid, and addressed in accordance with the instructions thereon.  In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator;

(c)           Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, under the supervision of Lead Counsel, who shall determine in accordance with this Settlement Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the District Court pursuant to subparagraph (e) below;

(d)           Proofs of Claim that do not meet the submission requirements may be rejected.  Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the claimant in order to afford the claimant opportunity to remedy any curable deficiencies in the Proof of Claims submitted.  The Claims Administrator shall notify, in a timely fashion and in writing, all claimants whose Proofs of Claim it proposes to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the claimant whose claim is to be rejected has the right to a review by the District Court if the claimant so desires and complies with the requirements of subparagraph (e) below;

(e)           If any claimant whose claim has been rejected in whole or in part desires to contest the rejection, the claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the District Court.  If a dispute concerning a claim cannot be otherwise resolved, Lead Counsel shall present the request for review to the District Court.  If a claimant fails to serve upon the Claims Administrator the notice required in this paragraph, his, her or its Proof of Claim, to the extent rejected, will not be allowed; and

(f)           The administrative determination of the Claims Administrator accepting and rejecting claims shall be presented for approval to the District Court, on notice to Defendants’ Counsel.

20.           Each claimant shall be deemed to have submitted to the jurisdiction of the District Court with respect to his, her or its claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to the claimant’s status as a Class Member and the validity and amount of the claimant’s claim.  No discovery shall be allowed on the merits of the Litigation or Settlement in connection with processing of the Proofs of Claim.

21.           No Class Member or Authorized Claimant shall have any claim against Lead Counsel, Lead Plaintiff, any other Plaintiff and Plaintiff’s counsel in the Litigation, any of the Released Parties or their counsel, the Claims Administrator or any employees or agents of any of the foregoing, based on the distributions made substantially in accordance with this Settlement Stipulation or as otherwise approved or directed by the District Court.  Payment pursuant to this Settlement Stipulation shall be deemed final and conclusive against all Class Members.  All Class Members whose claims are not approved by the District Court shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be subject to and bound by the provisions of this Settlement Stipulation and the Settlement, including the terms of the Order and Final Judgment to be entered in the Litigation and the releases provided for herein, and will be barred from bringing any action against any of the Released Parties concerning the Released Claims.

22.           All proceedings with respect to the administration, processing and determination of claims described by 18 of this Settlement Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the District Court.

23.           The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after:  (i) all timely Proofs of Claim have been processed and all claimants whose claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) all objections with respect to all rejected or disallowed claims have been resolved by the District Court, and all appeals therefrom have been resolved or the time therefor has expired; (iii) all matters with respect to attorneys’ fees, costs and disbursements have been resolved by the District Court, all appeals therefrom have been resolved or the time therefor has expired; and (iv) all costs of administration have been paid.

24.           In the interests of achieving substantial justice, Lead Counsel shall have the right, but not the obligation, to advise the Claims Administrator to waive what they deem to be formal or technical defects in any submitted Proofs of Claim.

25.           Following distribution of the Net Settlement Fund, the Claims Administrator shall maintain the completed Proofs of Claim on file for three years after the Effective Date.

26.           Each Member of the Class certified for purposes of settlement only shall be bound by all determinations and judgments in the Litigation concerning the Settlement unless such person shall mail, by first class mail, a written request for exclusion from the Class.  In order to be valid, a Request for Exclusion must state: (1) the name and address of the person requesting exclusion; (2) written evidence of the person’s purchases and sales of NutraCea securities made during the Class Period, including the dates, the number of shares, and prices paid or received per share for each such purchase or sale; and (3) that the person wishes to be excluded from the Class.  Such Person should also state his telephone number.  All persons who submit valid and timely Requests for Exclusion in the manner set forth in this paragraph shall have no rights under this Stipulation, shall not share in the distribution of the Net Settlement Fund, and shall not be bound by the Stipulation of Settlement or the Judgment.

TERMS OF PRELIMINARY ORDER IN
CONNECTION WITH SETTLEMENT PROCEEDINGS

27.           Promptly after execution of this Settlement Stipulation, Lead Counsel and Defendants’ Counsel shall submit the Settlement Stipulation together with its Exhibits to the District Court and shall jointly apply for entry of a Preliminary Order in connection with settlement proceedings substantially in the form annexed hereto as Exhibit A, providing for, among other things, preliminary approval of the Settlement and notice to the Class of the Settlement Hearing.  The Preliminary Order (Exhibit A) to be submitted to the Court shall contain exhibits substantially in the form set forth in (i) the Notice of Pendency and Settlement of Class Action (the “Settlement Notice”) (Exhibit A-1 to Preliminary Order); (ii) the Proof of Claim and Release (Exhibit A-2 to Preliminary Order); and (iii) the Summary Notice of Proposed Class Action Settlement and Hearing Thereon (“Publication Notice”) (Exhibit A-3 to the Preliminary Order).  Promptly following approval of the Preliminary Order by the District court, and in conjunction with the mailing of the Preliminary Notice, Bankruptcy Counsel to NutraCea shall file a motion pursuant to Rule 9019, Federal Rules of Bankruptcy Procedure, for approval of the Settlement by the Bankruptcy Court.  Defendants and Carolina are not liable or responsible for the method of, or representations made in, the Settlement Notice or Publication Notice.

TERMS OF ORDER AND FINAL JUDGMENT

28.           If the Settlement contemplated by this Settlement Stipulation is approved by the District Court, Lead Counsel and Defendants’ counsel shall jointly request that the District Court enter an Order and Final Judgment substantially in the form annexed hereto as Exhibit B.  The Settlement is expressly conditioned upon, among other things, the entry of an Order and Final Judgment substantially in the form annexed hereto as Exhibit B.

SUPPLEMENTAL AGREEMENT

29.           Simultaneously herewith, Lead Counsel and Defendants are executing a “Supplemental Agreement” setting forth certain conditions under which this Settlement Stipulation may be withdrawn or terminated at the discretion of Defendants if potential Class Members who purchased in excess of a certain number of damaged shares of NutraCea securities exclude themselves from the Class.  The Supplemental Agreement shall not be filed with the District Court except that the substantive contents of the Supplemental Agreement may be brought to the attention of the District Court, under seal, if so requested by the District Court, or if a dispute arises among the Parties concerning the Supplemental Agreement’s interpretation or application.  The Parties will keep the terms of the Supplemental Agreement confidential, except if compelled by judicial process to disclose the Supplemental Agreement.  In the event the Settlement and this Settlement Stipulation are terminated, the provisions of 6-9, 31, 32, 33, 36, 37, 38 and 48 shall survive termination.

EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION

30.           The Effective Date of Settlement shall be the latest date when all the following shall have occurred:

(a)           entry of the Preliminary Order;

(b)           approval by the District Court of the Settlement and certification of the Class following notice to the Class and a hearing in accordance with Rule 23 of the Federal Rules of Civil Procedure;

(c)           expiration of any time for appeal or review of the District Court’s entry of the Order and Final Judgment, or, if any appeal is filed and not dismissed, after the Order and Final Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by certiorari or otherwise, and the time for any petition for reargument, appeal or review, by certiorari or otherwise, has expired, or, in the event that the District Court enters an order and final judgment in form other than that provided above (“Alternative Judgment”) and none of the parties hereto elect to terminate this Settlement, the date that such Alternative Judgment becomes final and no longer subject to appeal or review by certiorari or otherwise, and the time for any petition for reargument, appeal or review, by certiorari or otherwise, has expired; and

(d)          approval by the Bankruptcy Court of this Settlement pursuant to Rule 9019, Federal Rules of Bankruptcy Procedure, and the expiration of any time for appeal or review of such order, or, if any appeal is filed and not dismissed, after such order is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by certiorari or otherwise, and the time for any petition for reargument, appeal or review, by certiorari or otherwise, has expired; and

(e)            Carolina, on behalf of the Defendants shall have paid $1.5 million of the Settlement Amount, as set forth in ¶ 5 above.

31.           Defendants’ Counsel or Lead Counsel shall have the right to terminate the Settlement and this Settlement Stipulation by providing written notice of their election to do so (“Termination Notice”) to the other within thirty (30) days of the date on which: 1) the District Court declines to enter the Preliminary Order; 2) the Bankruptcy Court refuses to approve this Settlement Stipulation or any material part of it; 3) the District Court refuses to approve this Settlement Stipulation or any material part of it, provided, however, that the allowance or disallowance by the Court of any application for an award of attorneys’ fees and expenses shall not be material; 4) the District Court declines to enter the Order and Final Judgment; 5) the Order and Final Judgment is vacated, modified or reversed in any material respect by the United States Court of Appeals for the Ninth Circuit or the United States Supreme Court; 6) an Alternative Judgment is vacated, modified or reversed in any material respect by the United States Court of Appeals for the Ninth Circuit or the United States Supreme Court; or 7) the Effective Date of Settlement otherwise does not occur, except that if such Effective Date does not occur as a result of Carolina failing to pay the first $1.5 million of the Settlement Amount as required by paragraph 4 above, Defendants may not terminate the Settlement or the Settlement Stipulation based on Carolina’s non-payment.  If Carolina fails to pay the $1.5 million of the Settlement Amount, then Defendants agree to take all reasonable and necessary steps (including litigation, if necessary) to enforce Carolina’s promise to pay its agreed $1.5 million portion of the Settlement Amount as set forth in this Settlement Stipulation.  If Carolina fails to pay the Settlement Amount, then Lead Plaintiffs may move to enforce the Settlement and Settlement Stipulation against Carolina and seek a judgment against Carolina.  Neither a modification nor a reversal on appeal of any award of fees, costs and expenses by the Court to Lead Counsel (or any Plaintiff’s counsel) shall be deemed a material modification of the Order and Final Judgment or this Stipulation.  Defendants may also terminate the Settlement and this Settlement Stipulation pursuant to 28.  The foregoing list is not intended to limit or impair the parties’ rights under the law of contracts of the State of Arizona with respect to any breach of this Settlement Stipulation.  In the event the Settlement and this Settlement Stipulation are terminated, the provisions of 6-9, 31, 32, 33, 36, 37, 38 and 48 shall survive termination.

32.           In the event the Settlement and this Settlement Stipulation are terminated or if the Effective Date fails to occur for any reason, the parties to this Settlement Stipulation shall be deemed to have reverted nunc pro tunc to their respective status in the Litigation as of the date and time immediately prior to the execution of this Settlement Stipulation and, except as otherwise expressly provided, the parties shall proceed in all respects as if this Settlement Stipulation and any related orders had not been entered and without any prejudice in any way from the negotiation, fact or terms of this Settlement.

33.           In the event this Settlement Stipulation is terminated or if the Effective Date fails to occur for any reason, then within ten (10) business days after written notice is sent by Lead Counsel or Defendants’ Counsel, the balance of the Settlement Fund, less any expenses for Notice or administration of the Settlement Fund paid or incurred but not yet paid, shall be refunded to Carolina, including interest accrued thereon.  In such event, the parties to this Settlement Stipulation shall be deemed to have reverted nunc pro tunc to their respective status as of the date and time immediately before the execution of this Settlement Stipulation and, except as otherwise expressly provided, they shall proceed in all respects as if this Settlement Stipulation and related orders had not been entered and without prejudice in any way from the negotiation, fact or terms of this Settlement.  In the event the Settlement and this Settlement Stipulation are terminated, the provisions of 6-9, 31, 32, 33, 36, 37, 38 and 48 shall survive termination.

NO ADMISSION OF WRONGDOING

34.           This Settlement Stipulation, whether or not consummated, and any proceedings taken pursuant to it:

(a)           shall not be offered or received against any Defendant, any other Released Party, Lead Plaintiffs or the Class as evidence of, or be deemed to be evidence of, any presumption, concession or admission by any of the Defendants or any of the other Released Parties or by any of the Lead Plaintiffs or the Class with respect to the truth of any fact alleged by Lead Plaintiffs or the validity, or lack thereof, of any claim that had been or could have been asserted in the Litigation or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Litigation or in any litigation, or of any liability, negligence, fault or wrongdoing of Defendants or other Released Parties;

(b)           shall not be offered or received against any of the Released Parties as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Released Party, or against Lead Plaintiff or the Class as evidence of any infirmity in the claims of Lead Plaintiff and the Class;

(c)            shall not be offered or received against any of the Released Parties, Lead Plaintiffs or the Class as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to this Settlement Stipulation, in any arbitration proceeding or other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Settlement Stipulation; provided, however, that if this Settlement Stipulation is approved by the District Court, the Released Parties may refer to it to effectuate the liability protection granted them hereunder;

(d)           shall not be construed against any of the Released Parties, Lead Plaintiff or the Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; and

(e)            shall not be construed as or received in evidence as an admission, concession or presumption against Lead Plaintiff or the Class or any of them that any of their claims are without merit or that damages recoverable under the Securities Complaint would not have exceeded the Settlement Fund.

35.           This Settlement Stipulation and the Settlement may be pleaded as a full and complete defense to any action, suit or other proceeding that may be instituted, prosecuted or attempted with respect to any of the Released Claims.  The Released Parties may offer the Settlement Stipulation or Order and Final Judgment from the Litigation in any other action that may be brought against them by any Class Member or other Released Party in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any similar defense or counterclaim.  The Class Members and Defendants agree that any such proceeding would cause irreparable injury to the party against whom it is brought and that the District Court or any court of competent jurisdiction may enter an injunction restraining the prosecution of such proceeding.

NOTICE AND ADMINISTRATION FUND

36.           The Notice and Administration Fund shall be used by Lead Counsel or the Escrow Agent to pay the costs of notifying the Class, soliciting the filing of claims by Class Members, assisting them in making their claims, and otherwise administering the Settlement on behalf of the Class.

37.           As of the Effective Date, any balance, including interest, then remaining in the Notice and Administration Fund, less expenses incurred but not yet paid, shall be returned to the Settlement Fund.  Thereafter, Lead Counsel shall have the right to use such portions of the Settlement Fund as are, in their exercise of reasonable judgment, necessary to carry out the purposes set forth in ¶ 17 above.  Lead Counsel will establish an Escrow Account into which the Notice and Administration Fund will be deposited.  At Defendants’ request, such counsel shall provide Defendants with appropriate documentation of all out-of-pocket costs incurred in connection with providing Notice to the Class and for other administrative expenses.

38.           If the Effective Date does not occur, the balance of the Notice and Administration Fund that has not been expended, including all interest accrued thereon, shall be returned to Carolina.

MISCELLANEOUS PROVISIONS

39.           All of the Exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.  Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Settlement Stipulation and the terms of any exhibit hereto, the terms of this Settlement Stipulation shall prevail.

40.           This Settlement Stipulation may not be modified or amended, nor may any of its provisions be waived except by a writing signed by all Parties hereto and Carolina or their successors-in-interest.

41.           Neither the Settlement Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Settlement Stipulation or the Settlement: (i) is or may be deemed to be or may be used as an admission or evidence of the validity of any Released Claim or of any wrongdoing or liability of any of the Released Parties; or (ii) is or may be deemed to be or may be used as an admission or evidence of any fault or omission of any of the Released Parties in any civil, criminal or administrative proceeding in any court, any arbitration proceeding or any administrative agency or other tribunal, other than in such proceedings as may be necessary to consummate or enforce the Settlement Stipulation, the Settlement or the Order and Final Judgment.

42.           The parties to this Settlement Stipulation intend the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by the Class Members against any of the Released Parties with respect to the Released Claims.  Accordingly, Lead Plaintiffs and Defendants agree not to assert any claim under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule or regulation, that the Litigation was brought or defended in bad faith or without a reasonable basis and further agree not to make any public statements that contradict such position.  The parties to this Settlement Stipulation agree that the amount paid and the other terms of the Settlement were negotiated at arm’s-length in good faith by the parties, and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with experienced legal counsel.

43.           The waiver by one Party of any breach of this Settlement Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Settlement Stipulation.

44.           This Settlement Stipulation, its exhibits and the Supplemental Agreement constitute the entire agreement among these parties, and no representations, warranties or inducements have been made to any party concerning this Settlement Stipulation, its exhibits or the Supplemental Agreement, other than the representations, warranties and covenants contained and memorialized in such documents.

45.           This Settlement Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail.  All executed counterparts and each of them shall be deemed to be one and the same instrument.

46.           The parties hereto and their respective counsel of record agree that they will use their best efforts to obtain all necessary approvals of the District Court and the Bankruptcy Court required by this Settlement Stipulation.

47.           Each counsel signing this Settlement Stipulation represents that such counsel has authority to sign this Settlement Stipulation on behalf of each of their respective clients.

48.           This Settlement Stipulation shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto, including any and all Released Parties and any corporation, partnership, or other entity into or with which any Party hereto may merge, consolidate or reorganize.  No assignment shall relieve any Party hereto of obligations hereunder.

49.           Notices required by this Settlement Stipulation shall be submitted either by any form of overnight mail or in person to:

Laurence M. Rosen
Phillip Kim
THE ROSEN LAW FIRM, P.A.
350 Fifth Avenue, Suite 5508
Tel:  212.686.1060
Fax:  212.202-3827

Lead Plaintiff’s Counsel in the Litigation

Sara B. Brody
Sidley Austin LLP
555 California Street
San Francisco, CA 94104
Tel. 415-772-1200
Fax: 415-772-7400

Counsel for Defendants NutraCea, Inc. and David Bensol

James D. Burgess
Fennemore Craig, P.C.
3003 North Central Avenue Suite 2600
Phoenix, AZ 85012-2913
Tel. (602) 916-5000
Fax: (602) 916-5564

Counsel for Defendant Bradley D. Edson

Pamela L. Johnston
Foley & Lardner LLP
555 South Flower Street Suite 3500
Los Angeles, CA 90071-2411
Tel. 213-972-4500
Fax:  (213) 486-0065

Counsel for Defendant Todd C. Crow

Notice shall be deemed effective upon receipt.

49.           The administration, consummation and enforcement of the Settlement as embodied in this Settlement Stipulation shall be under the authority of the District Court, and the Parties intend that the District Court retain jurisdiction for the purpose of entering orders, providing for awards of attorneys’ fees and expenses to Lead Counsel, and enforcing the terms of this Settlement Stipulation and the Settlement.

50.           The construction, interpretation, operation, effect and validity of this Settlement Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of Arizona without regard to conflicts of laws, except to the extent that federal law requires that federal law governs.

51.           This Settlement Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Settlement Stipulation.

Respectfully submitted,

Laurence M. Rosen
Phillip Kim
THE ROSEN LAW FIRM, P.A.
350 Fifth Avenue, Suite 5508
Phone: 212.686.1060
Fax: 212.202-3827

TIFFANY & BOSCO, P.A.
Richard G. Himelrick (#004738)
J. James Christian (#023614)
Third Floor Camelback Esplanade II
2525 East Camelback Road
Phoenix, Arizona 85016-4237
Telephone: (602) 255-6000
Fax: (602) 255-0103

Counsel for Lead Plaintiffs

Sara B. Brody
Sidley Austin LLP
555 California Street
San Francisco, CA 94104
Tel. 415-772-1200
Fax: 415-772-7400

Counsel for Defendants NutraCea, Inc. and David Bensol

James D. Burgess
Fennemore Craig, P.C.
3003 North Central Avenue Suite 2600
Phoenix, AZ 85012-2913
Tel. (602) 916-5000
Fax: (602) 916-5564

Counsel for Defendant Bradley D. Edson

Pamela L. Johnston
Foley & Lardner LLP
555 South Flower Street Suite 3500
Los Angeles, CA 90071-2411
Tel. 213-972-4500
Fax: (213) 486-0065

Counsel for Defendant Todd C. Crow

Carolina Casualty Insurance Company

By:
Title: